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536697 M.C.

536697

STATE OF LOUISIANA §
PARISH OF CADDO §

Contract No. 6?76?

FILED & RECORDED CADDO PARISH LA 1 52 PM '81 DEPUTY CLERK & RECORDER

ASSIGNMENT

THIS ASSIGNMENT is made and entered into by and between AMOCO PRODUCTION COMPANY (formerly Pan American Petroleum Corporation), called "Assignor", P. O. Box 3092, Houston, Texas 77001, and VERNON E. FAULCONER, called "Assignee", Tyler, Texas.

WHEREAS, it is agreed that, as used in this assignment, the following terms shall have the following meanings and references:

1. Unit Agreement - that certain agreement designated "Unit Agreement, Greenwood-Waskom Mooringsport Unit, Caddo Parish, Louisiana", dated June 22, 1966, unitizing the Oil and Gas Rights in the Unitized Formation for the production of Unitized Substances from the Unit Area, which said Unit Agreement was approved by Order No. 270-M of the Department of Conservation of the State of Louisiana, dated November 23, 1966, effective on and after December 1, 1966, a copy of which said order is recorded in Conveyance Book 1131, page 732, et seq., Conv.Records of Caddo Parish, Louisiana, and a copy of which said Unit Agreement is on file in the Office of the Department of Conservation in Baton Rouge, Louisiana, under Docket No. 66-480.

2. Unit Operating Agreement - that certain agreement designated "Unit Operating Agreement, Greenwood-Waskom Mooringsport Unit, Caddo Parish, Louisiana", dated June 22, 1966, providing for the development and operation of the Unit Area for the production of Unitized Substances from the Unitized Formation.

3. Unit Area - the 4,725.61 acres of land, more or less, in Sections 11 through 16, 20 through 23, and 28 through 32, Township 17 North, Range 16 West, and in Sections 7, 8 and 18, Township 17 North, Range 15 West, in Caddo Parish, Louisiana, described by metes and bounds in Part I of Exhibit "A" attached to the Unit Agreement and delineated on the plat attached as Exhibit "B" to the Unit Agreement and on the plat attached to said Order No. 270-M,

and comprised of the tracts of land described in Part II of Exhibit "A" attached to the Unit Agreement.

4. Unitized Formation - the Mooringsport Limestone Formation, which is that continuous stratigraphic interval underlying the Greenwood-Waskom Field, Caddo Parish, Louisiana, occurring between the base of the Paluxy Formation and the top of the Ferry Lake Formation and which is the same limestone formation that was encountered between the depths of 3804 feet and 3828 feet on the basis of the electrical log of the Pan American Petroleum Corporation Scott Unit "A" Well No. 1 located 860 feet South and 660 feet West of the Northeast corner of Section 29, Township 17 North, Range 16 West, Caddo Parish, Louisiana.

5. Unitized Substances - all oil, gas, gaseous substances, sulphur contained in gas, condensate, distillate, and all associated and constituent liquid or liquefiable hydrocarbons within or produced from the Unitized Formation.

6. Working Interest - an interest in Unitized Substances by virtue of a lease, operating agreement, fee title, or otherwise, which interest is chargeable with and obligated to pay or bear, either in cash or out of production or otherwise, all or a portion of the cost of drilling, developing, producing and operating the Unitized Formation.

7. Royalty Interest - a right to or interest in any portion of the Unitized Substances or proceeds thereof other than a Working Interest.

8. Unit Operator - the Working Interest Owner designated by Working Interest Owners under the Unit Operating Agreement to develop and operate the Unitized Formation, acting as Operator and not as a Working Interest Owner, Assignor heretofore having been so designated and acting.

9. Oil and Gas Rights - the right to explore, develop, and operate lands for the production of Unitized Substances, or to share in the production of Unitized Substances so obtained or the proceeds thereof.

10. Unit Operations - all operations conducted pursuant to the Unit Agreement and the Unit Operating Agreement for or on account of the development and operation of the Unitized Formation for the production of Unitized Substances.

11. Unit Equipment - all personal property, lease and well equipment, plants, and other facilities and equipment taken over or otherwise acquired for the joint account of the parties to the Unit Operating Agreement for use in Unit Operations.

12. Unit Expense - all costs, expense, or indebtedness incurred pursuant to the Unit Agreement and the Unit Operating Agreement for or on account of Unit Operations.

13. Lease - an oil, gas and mineral lease or sublease.

14. Lease Acreage - the leases specifically described in Exhibit "A" attached hereto and the lands therein described and any and all other leases insofar as said other leases cover lands situated within the Unit Area in which said other leases Assignor owns a Working Interest or Royalty Interest, insofar as (but only insofar as) said leases and lands cover or affect the Unitized Formation and the right to use the surface of said lands for all purposes authorized by said leases to the extent that such use is necessary or convenient in exploring, developing and operating said leases and lands for Unitized Substances in the Unitized Formation and treating, storing, transporting and marketing Unitized Substances.

15. Assigned Interests - the properties and rights hereby assigned by Assignor to Assignee.

16. The words "this assignment", "herein", "hereof", "hereby", "hereunder", and words of similar import, shall refer to this instrument as a whole and not to any particular part, paragraph or other subdivision hereof.

NOW, THEREFORE, Assignor does hereby bargain, sell, assign and convey unto Assignee, as of the effective time and date hereof, upon and subject to all the exceptions, reservations,

covenants, conditions, terms and provisions hereinafter set forth, all of Assignor's present right, title and interest in, to and under:

1. All the Lease Acreage and all rights of Assignor attributable thereto.

2. All wells located on the Unit Area which were taken over or otherwise acquired or drilled by or for the joint account of the owners of Working Interests under and subject to the provisions of the Unit Operating Agreement, to the extent (but only to the extent) that such wells are owned by and operated for the joint account of the owners of Working Interests under and subject to the provisions of the Unit Operating Agreement.

3. All Unit Equipment.

4. All Working Interest, Royalty Interest and Oil and Gas Rights, and all Unitized Substances produced from within the Unit Area from and after the effective time and date hereof.

5. The Unit Agreement, Unit Operating Agreement, and other agreements and contracts described in Exhibit "A" attached hereto and all other valid and subsisting agreements, contracts, easements, permits, licenses, servitudes and rights of every character which are useful or appropriate in exploring for, developing, operating, treating, storing, transporting and marketing Unitized Substances in and that may be produced from the Lease Acreage and the Unitized Formation in and under the lands situated within the Unit Area, or which affect the titles of Assignor to the Lease Acreage and under the Unit Agreement and the Unit Operating Agreement, or covering the production and sale of Unitized Substances from the Lease Acreage and the Unitized Formation in and under the Unit Area, whether or not said other agreements, contracts, permits, licenses, servitudes and rights are specifically described in said Exhibit "A".

TO HAVE AND TO HOLD the assigned interests upon and subject to the following exceptions, reservations, covenants, conditions, terms and provisions:

1. This assignment is made subject to all the terms and provisions of the leases covering the Lease Acreage (including implied covenants), insofar as said leases cover and affect the Lease Acreage, and subject to all Royalty Interests burdening the Lease Acreage which are not owned by Assignor and which are described or identified in Exhibit "A" hereto and which are of record in the Office of the Clerk of the District Court and Ex-Officio Recorder for Caddo Parish, Louisiana, and to all the terms and provisions of the Unit Agreement, Unit Operating Agreement, and the other agreements and contracts hereinabove described and referred to (including implied covenants); and Assignee assumes all obligations of Assignor under said leases, Unit Agreement, Unit Operating Agreement, and other agreements and contracts, to the extent of the interests therein and thereunder hereby assigned, accruing from and after the effective time and date hereof, and agrees to pay and discharge said Royalty Interests and comply with said terms and provisions, faithfully and as a good administrator, and to indemnify and hold Assignor harmless from and against all claims and demands of any kind or character resulting from and attributable to Assignee's operations under said leases and under said Unit Agreement, Unit Operating Agreement, and other agreements and contracts.

2. Assignor reserves all of its right, title and interest in and to all Unitized Substances produced from the Unit Area prior to the effective time and date hereof and in and to all proceeds from sales thereof, and Assignor agrees to pay all Royalty Interests burdening such production. Assignor and Assignee shall jointly gauge all storage tanks and meters at said time and date for the purpose of determining the quantity of the Unitized Substances so produced prior to said time and date.

3. All ad valorem taxes on the Unit Equipment which is subject to ad valorem taxes shall be apportioned and prorated for the calendar year 1971, and the portion of such taxes attributable under the provisions of the Unit Operating Agreement to the interest

in such Unit Equipment which is hereby assigned to Assignee shall be borne and paid in the proportions of 5/12 by Assignor and 7/12 by Assignee. Any other operating expenses attributable to the interests under the Unit Operating Agreement which are hereby assigned which have been prepaid by Assignor for a period extending beyond the effective time and date hereof shall be prorated between Assignor and Assignee as of the effective time and date hereof.

4. Assignor specifically reserves all of its present right, title and interest in and to the leases specifically described in Exhibit "A" attached hereto and in and to any and all other leases covered or affected hereby, and in and to all rights and privileges thereunder, including surface rights, subject, however, to the terms and provisions of the Unit Operating Agreement so long as it remains in force and effect, insofar as said leases cover all formations other than the Unitized Formation in and under lands described in such leases; and reserves, so long as the Unit Operating Agreement remains in force and effect, all rights and privileges respecting non-unitized formations which were granted or reserved to Assignor under the provisions of the Unit Operating Agreement, subject to all the limitations and restrictions on the exercise of such rights and privileges provided for in the Unit Operating Agreement; and, for the purpose of exercising said rights and privileges, subject to said limitations and restrictions, reserves all of Assignor's present right, title and interest in and to, and the right to maintain and operate on the surface of said lands and of other lands within the Unit Area, all existing installations, structures and facilities which were installed or constructed in whole or in part by or on behalf of Assignor for or in connection with the development and operation of formations other than the Unitized Formation, and to construct, maintain and operate all additional installations, structures and facilities necessary or convenient for said purposes, and all of Assignor's present rights in, to and under all presently existing agreements and contracts which were made and entered into in whole or in part

by or on behalf of Assignor for or in connection with the exercise of said rights and privileges, and the right of ingress and egress at all times over and across said lands and the Unit Area and to use all roads across said lands and the Unit Area and, generally, to use said lands and all presently existing facilities thereon and which may hereafter be placed thereon for or in connection with the exercise of said rights and privileges, to the extent that such use is not inconsistent with the development and operation of the Unitized Formation.

5. The assigned interests are hereby assigned or transferred without express or implied warranty of title by or recourse of any kind or character against Assignor, but with full substitution and subrogation in and to all rights and actions of warranty, if any, of Assignor against all preceding owners and vendors.

6. Assignee shall assume for all purposes the present position of Assignor as Unit Operator under the Unit Operating Agreement on and after the effective time and date hereof and shall continue to carry the carried interests mentioned in Exhibit "A" hereto from and after said time and date.

7. All instruments herein described or mentioned are incorporated herein by reference and made part hereof for all purposes as if copied at length herein.

8. Assignor and Assignee agree to execute, acknowledge and deliver such additional instruments as may be necessary more fully to assure to the other party all of the properties, rights, titles, interests, estates, powers and privileges granted, sold, conveyed, assigned, transferred, set over and delivered, reserved or retained, or otherwise vested or intended to be vested in such other party by this instrument.

9. The terms and provisions hereof shall be treated and construed as covenants attached to and running with the leases and lands covered and affected hereby and shall inure to the benefit of Assignor, its successors and assigns, and Assignee, his

heirs, personal representatives and assigns, and all other parties whomsoever who may acquire in whole or in part, in any manner, the rights or interests of Assignor or Assignee hereunder.

10. This assignment is made for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged, and of the covenants and agreements by Assignor and Assignee herein set forth.

11. This assignment shall be effective for all purposes from and after, but not before, 7:00 o'clock, A.M., Central Daylight Time, on the 1st day of June, 1971.

IN WITNESS WHEREOF, this instrument is executed in counterparts, each of which shall be an original hereof, this 3rd day of June, 1971, to be effective, however, as of the time and date hereinabove set forth.

WITNESSES:

Sam N. Hallock Jr.
John M. Tucker

AMOCO PRODUCTION COMPANY

By T. C. Borland
Attorney-in-Fact

William L. Davis
John A. Day

Vernon E. Faulconer
VERNON E. FAULCONER

THE STATE OF TEXAS §

COUNTY OF HARRIS §

On this 3rd day of June, 1971, before me appeared T. C. BORLAND, to me personally known, who, being by me duly sworn, did say that he is the Attorney-in-Fact for AMOCO PRODUCTION COMPANY, a corporation, and that the foregoing instrument was signed in behalf of said corporation by authority of its Board of Directors, and said T. C. BORLAND acknowledged said instrument to be the free act and deed of said corporation.

Frances N. Young
Notary Public in and for Harris County, Texas

STATE OF ~~TEXAS~~ KANSAS §

COUNTY OF ~~SMITH~~ HARVEY §

On this, the 7th day of June, 1971, before me, John C. Suderman, a Notary Public in and for the aforesaid County and State, personally appeared VERNON E. FAULCONER, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

[signature]

Notary Public in and for ~~Smith~~ Harvey County, ~~Texas~~ Kansas

My Comm. Exp: Jan. 12, 1975

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
59975	John D. Abney et al	Stanolind Oil and Gas Company	7-14-44	Reg.	#60090	Convey.	186.74 acs. being that part of the following lands located within the boundary of the G. W. Mooringsport SU: S/2 fractional Sec. 30, less tr. sold to Thomas Brooks, per deed, in Bk. V, Pg. 268, N/2 fractional Sec. 31, all in 17N-16W, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
63203-C	Willie Brooks Bates	Stanolind Oil and Gas Company	1-19-48	563	415	Convey.	50 acs., more or less, in Sec. 30, 17N, 16W, described as commencing at a stake in the center of Shreveport and Wallings Ferry Road at the intersection with the State Line thence East 468 yds., thence South parallel with the State Line 517 yds., thence West 468 yds. to the State Line, thence North 517 yds. to the place of beg., as to the Mooringsport Lime Zone only.	.0142857-L	1,2,3	.0125000
63203-D	Eddie Scott Hooks	Stanolind Oil and Gas Company	1-19-48	563	419	Convey.	(Same as L-63203-C)	.0119048-L	1,2,3	.0104167
63203-E	Peter Brooks, Jr.	Stanolind Oil and Gas Company	1-21-48	563	423	Convey.	(Same as L-63203-C)	.0238095-L	1,2,3	.0208333
63203-F	Charlie Walton	Stanolind Oil and Gas Company	1-21-48	563	427	Convey.	(Same as L-63203-C)	.0178571-L	1,2,3	.0156250
63203-G	Margaret Walton Merchant	Stanolind Oil and Gas Company	1-22-48	563	431	Convey.	(Same as L-63203-C)	.0178571-L	1,2,3	.0156250
63203-H	Marcellus Walton	Stanolind Oil and Gas Company	1-22-48	563	435	Convey.	(Same as L-63203-C)	.0178571-L	1,2,3	.0156250

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	RECORDED PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
63203-I	Laura Scott Hathaway	Stanolind Oil and Gas Company	1-23-48	563	439	Convey.	(Same as L-63203-C)	.0119048-L	1,2,3	.0104167
63203-J	James Scott	Stanolind Oil and Gas Company	1-23-48	563	443	Convey.	(Same as L-63203-C)	.0119048-L	1,2,3	.0104167
63203-K	James Brooks	Stanolind Oil and Gas Company	1-23-48	563	447	Convey.	(Same as L-63203-C)	.0142857-L	1,2,3	.0125000
63203-L	Lee Brooks	Stanolind Oil and Gas Company	1-27-48	563	451	Convey.	(Same as L-63203-C)	.0238095-L	1,2,3	.0208333
63203-M	Lula Scott Wash	Stanolind Oil and Gas Company	1-23-48	563	455	Convey.	(Same as L-63203-C)	.0119048-L	1,2,3	.0104167
63203-N	Alonzo Scott	Stanolind Oil and Gas Company	1-23-48	563	459	Convey.	(Same as L-63203-C)	.0119048-L	1,2,3	.0104167
63203-O	Mary Walton Draper	Stanolind Oil and Gas Company	1-23-48	563	549	Convey.	(Same as L-63203-C)	.0178572-L	1,2,3	.0156250
63203-P	Amanda Scott Grant	Stanolind Oil and Gas Company	1-22-48	563	553	Convey.	(Same as L-63203-C)	.0119048-L	1,2,3	.0104167
63203-Q	Ruth Moore	Stanolind Oil and Gas Company	1-27-48	563	463	Convey.	(Same as L-63203-C)	.0142857-L	1,2,3	.0125000
63203-R	Dan Brooks	Stanolind Oil and Gas Company	1-27-48	563	467	Convey.	(Same as L-63203-C)	.0142857-L	1,2,3	.0125000
63203-S	Hannah Brooks Williams	Stanolind Oil and Gas Company	2-3-48	563	557	Convey.	(Same as L-63203-C)	.0238095-L	1,2,3	.0208333
63203-T	Hardy Brooks	Stanolind Oil and Gas Company	2-6-48	563	495	Convey.	(Same as L-63203-C)	.0142857-L	1,2,3	.0125000

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
63203-U	Supora Wright Mullins	Stanolind Oil and Gas Company	2-25-48	569	3	Convey.	(Same as L-63203-C)	.0198413-L	1,2,3	.0173611
63203-V	W. D. Wright	Stanolind Oil and Gas Company	8-25-48	580	669	Convey.	(Same as L-63203-C)	.0198413-L	1,2,3	.0173611
63203-W	Annie Wright, Guardian	Stanolind Oil and Gas Company	11-29-48	Reg.#38421		Convey.	(Same as L-63203-C)	.0119048-L	1,2,3	.0104167
63203-X	A. G. Birdwell et al	Stanolind Oil and Gas Company	3-5-51	683	191	Convey.	1.92 acs.,more or less, in Fractional Sec.30,17N, 16W, being that portion of the 50.00 ac.tr. described under L-63203-C above lying and being in the spacing unit established by Louisiana Conservation Dept. Order #125-B as amended by Order #125-B-A, effective 3-8-51, consisting of the South 930 ft. of Fractional Sec.30, 17N, 16W.		1,2,3,4	
63203-Y	Francis Birdwell Dunlap	A. G. Birdwell	11-9-55	Reg.#116226		Convey.	(Same as L-63203-C)	.0400000-L	1,2,3	.0350000
63203-Z	A. G. Birdwell	Stanolind Oil and Gas Company	11-16-55	Reg.#117888		Convey.	(Same as L-63203-C)	.0800000-L	1,2,3,5, 19	.0568750
63203-AA	Eddie Mae Wright Dizadore	A. G. Birdwell	10-21-55	Reg.#115609		Convey.	(Same as L-63203-C)	.0195238-L	1,2,3	.0170833
63203-AB	Indiana Brooks Gray	A. G. Birdwell	10-21-55	Reg.#115608		Convey.	(Same as L-63203-C)	.0780952-L	1,2,3	.0683333
63203-AC	Brady Wright	A. G. Birdwell	3-21-55	Reg.#117191		Convey.	(Same as L-63203-C)	.0595238-L	1,2,3,5, 20	.0423177

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
63203-AD	Andrew J. Smith, Jr.	A. G. Birdwell	11-10-55	Reg. #116550		Convey.	(Same as L-63203-C)	.1190476-L	1,2,3	.1041667
63203-AE	E. L. Davis et vir	A. G. Birdwell	11-16-55	Reg. #116830		Convey.	(Same as L-63203-C)	.1000000-L	1,2,3	.0875000
63203-AF	Dillard W. Smith	Stanolind Oil and Gas Company	11-15-55	Reg. #117053		Convey.	(Same as L-63203-C)	.1190476-L	1,2,3	.1041667
63203-AG	Annie Wright, Tutrix	Stanolind Oil and Gas Company	1-30-56	778	325	Convey.	(Same as L-63203-C)	.0079365-L	1,2,3	.0069444
63203-AH	Sallie Wright Patterson	Pan American Petr. Corp.	6-7-57	Reg. #156228		Convey.	(Same as L-63203-C)	.0395238-L	1,2,3	.0345833
277443	Zack Abney, Jr. et al	Pan American Petr. Corp.	12-1-66	Reg. #427698		Convey.	64.49 acs., SE/4 NE/4, SE/4 NE/4 NE/4, S/2 NE/4 NE/4 NE/4, SE/4 NW/4 NE/4 NE/4, E/2 SW/4 NE/4 NE/4 and SW/4 SW/4 NE/4 NE/4 of Fractional Sec. 30, 17N, 16W, as to the Mooringsport Lime Zone only.	1.00-L	1,2,23	.8750000
266063-A	Fred Wappler et al	Pan American Petr. Corp.	12-4-64	Reg. #375027		Convey.	107.21 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: SW/4 SW/4, NE/4 SW/4, NW/4 SE/4, SE/4 NE/4 and E/2 SW/4 NE/4 Sec. 20, 17N, 16W, as to the Mooringsport Lime Zone only.	.6500000-L	1,2	.4875000
266063-B	First National Bank of Shreveport	Pan American Petr. Corp.	2-22-65	Reg. #375028		Convey.	(Same as L-266063-A)	.0166667-L	1,2	.0125000

355

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
62282	A. G. Birdwell	Stanolind Oil and Gas Company	10-25-44	Reg.#61512		Convey.	67.50 acs. (67.48 by sur.) in Sec.29, 17N, 16W described as beg. at a point on the W line of Sec. 29, 2710 ft. N of the SW/c of Sec. 29, a stake in old road, thence N along Sec. Line to NW/c of Sec., thence E along N Line of Sec. to quarter sec. line being NW/c E/2 NW/4 of Sec., thence S along W Line of E/2 NW/4 to a stake in old road, thence S 64°10' W along old road 615', thence continuing along old road S 67°23' W 837' to W line of said Sec., the place of beg., as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
61925	J. W. Flournoy	A. G. Birdwell	10-20-44	Reg.#61511		Convey.	70.56 acs. (70.54 by sur.) in Sec. 29, 17N, 16W, being the first tr. described in Oil, Gas, & Mineral Lease dated 10-20-44, rec. under Reg.#61511, Conveyance Records, Caddo Parish, La., less 58 acs. described in Partial Release dated 4-22-53, rec. in Conveyance Bk. 684, Pg. 740, Caddo Parish, La., as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
256523	John W. Flournoy, Jr. et al	Crow Drilling Co., Inc.	4-30-55	757	395	Convey.	53.33 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: the W 1,914' of the S 1,320' of Sec. 29, 17N, 16W as to the Mooringsport Lime Zone only.	1.00-L	1,2	.8750000

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	RECORDED PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
61924	J. M. Agurs	A. G. Birdwell	10-18-44	489	669	Convey.	102.41 acs. in Sec. 29, 17N, 16W being that part of the land described in Oil, Gas and Mineral Lease dated 10-18-44 rec. in Bk. 489, Pg. 669, Conveyance Records, Caddo Parish, La., located within the boundary of the G. W. Mooringsport SU, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
61926	Fred Wappler et al	A. G. Birdwell	10-13-44	Reg. #61509		Convey.	342.43 acs. being the E/2 NW/4, W/2 NE/4 and that part of NE/4 NE/4 lying N of road, all in Sec. 29, 17N, 16W, E/2 SE/4, SW/4 SE/4 and SE/4 SW/4 Sec. 20, 17N, 16W, all as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
141101	W. C. Agurs et al	Stanolind Oil and Gas Company	3-18-47	545	235	Convey.	2 acs. known as the Family Graveyard located in the NE/4 of NE/4, Sec. 29, 17N, 16W described as beg. at a point S 23° W and 606' from the NE/c of Sec. 29, thence run S 18° East 350', thence S 72° W 248.9', thence N 18° W 350', thence N 72° E 248.9' to the point of beg. as to the Mooringsport Lime Zone only.	1.00-L	1,2	.8750000

Caddo Parish, Louisiana

357

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	RECORDED PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
63999	James Scott et al	A. G. Birdwell	12-19-44	498	233	Convey.	61.01 acs. being that part of the following land located within boundary of the G. W. Mooringsport SU: beg. at a point 2495' W of the SE/c of Sec.29,17N,16W, run thence N 386', thence E 1315', thence N 18° 40' E 1467', thence E 669' to E Line of Sec. 29, thence S 1776' to SE/c of Sec. 29, thence W 2495' to beg.; and SE/4 NE/4 and all of NE/4 NE/4 lying S of road, all in Sec. 29, 17N, 16W, all as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
61928	J. M. Agure et al	A. G. Birdwell	10-18-44	Reg.#61508		Convey.	18.80 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: commencing at the NE/c of SE/4 Sec. 29,17N,16W, thence run 900' W along middle line Sec. 29, thence directly S approx. 1500' to boundary line of the land of Edmond Scott & that of Vendor, thence run N 18° 40' E to a point on S boundary line of tr.herein sold 669' from intersection of said S line with E line of Sec. 29, which intersection is 864' from point of beg., thence along said S line of said intersection, thence N to point of beg., as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	RECORDED PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
67413-A	John W. Flournoy	A. G. Birdwell	7-17-45	507	311	Convey.	45.98 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: S/2 SW/4 SW/4 & SE/4 SW/4 Sec. 28, 17N, 16W less 1.00 ac. described as beg. 280' W of NE/c of SE/4 SW/4, thence S 209', thence W 209', thence N 209' thence E 209' to place of beg. as to the Mooringsport Lime Zone only.	.5000000-L	1,2,3	.4375000
67413-B	Joe Pearl McAlpin	A. G. Birdwell	8-13-45	507	497	Convey.	(Same as L-67413-A)	.5000000-L	1,2,3	.4375000
265349	Caddo Parish School Board	W. J. Hunter	12-6-50	651	113	Convey.	1 ac. in Sec. 28, 17N, 16W, beg. 280' W of the NE/c of SE/4 SW/4, thence W 209' S 209', E 209', N 209' to place of beg., as to the Mooringsport Lime Zone only.	1.00-L	1,2,6	.8203125
67412-A	Margaret A. Atkins et al	A. G. Birdwell	7-17-45	507	303	Convey.	9.16 acs. being that part of the following described land located within the boundary of the G. W. Mooringsport SU: E 5.71 chains of NE/4 SW/4 & E 5.71 chains of S 15 chains of SE/4 NW/4 Sec. 28, 17N, 16W, as to the Mooringsport Lime Zone only.	.2000000-L	1,2,3,7	.1750000
67412-D	Estella Draper et al	Stanolind Oil and Gas Company	2-24-54	Reg.#68102		Convey.	(Same as L-67412-A)	.6000000-L	1,2,3,8	.5250000
67412-E	Eleanor Bradford	Stanolind Oil and Gas Company	3-4-54	Reg.#68103		Convey.	(Same as L-67412-A)	.2000000-L	1,2,3,8	.1750000

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL. PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRO-DUCTION
67412-F	Jane Etta Chester et al	Stanolind Oil and Gas Company	6-7-54	Reg.#78899	Convey.	3.38 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: E 5.71 chains of the NE/4 SW/4 Sec. 28, 17N, 16W, as to the Mooringsport Lime Zone only.	.2000000-L	1,2,3,7	.1750000
265320	W. J. Hunter et al	Pan American Petr. Corp.	10-1-64	Reg.#376003	Convey.	129.04 acs. being that part of the following land located within the boundary of the G.W. Mooringsport SU: In Sec.28, 17N, 16W described as beg. at the SW/c of Sec. 28, run thence N along the W line of said sec. 10 chains for place of beg., thence E 20 chains, thence N 10 chains, thence E 14.29 chains, thence N 35 chains, thence W 34.29 chains, thence S along W line of said sec. 45 chains, to the place of beg., as to the Mooringsport Lime Zone only.	1.00-L	1,2,9	.8203125
68111	James Scott et al	A. G. Birdwell	10-9-45	Reg.#74373	Convey.	24.88 acs. being that part of the NE/4 Sec. 28, 17N, 16W located within the boundary of the G. W. Mooringsport SU, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
75129	Fred Wappler et al	Stanolind Oil and Gas Company	9-30-46	538	29	Convey.	176.53 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: N 100 acs. of NW/4 Sec. 28, 17N, 16W and SW/4 and W/2 SE/4 Sec. 21, 17N, 16W, less a tr. described as commencing at the SE/c of the W/2 SE/4 Sec. 21, 17N, 16W, thence N 31.40 chains, thence 90°05' W 51.97 chains, thence S 31.40 chains to the S line of Sec. 21, thence N 89°51' E 51.97 chains to starting point, all as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
61931	Mrs. Bessie Harman et al	A. G. Birdwell	10-13-44	Reg.#61507		Convey.	W 103.18 acs. (102.87 by sur.) of the following described 163.18 acs. of land (162.69 acs. by sur.): commencing at the SE/c of the W/2 SE/4 Sec. 21, 17N, 16W, thence N 31.40 chains, thence 90°05' W 51.97 chains, thence S 31.40 chains to S line of Sec. 21, thence N 89°51' E 51.97 chains to the starting point, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
67414-A	Mrs. S. C. Fullilove et al	A. G. Birdwell	6-26-45	507	205	Convey.	57.32 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: E 60 acs. (59.82 by sur.) of the following described 163.18 acs. of land (162.69 acs. by sur.): (Cont'd. on Page 11)	.7500000-L	1,2,10	.6562500

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
							(Cont'd. from Page 10) commencing at the SE/c of W/2 SE/4 Sec. 21, 17N, 16W, thence N 31.40 chains, thence 90° 5' W 51.97 chains, thence S 31.40 chains to S line of Sec. 21, thence N 89° 51' E 51.97 chains to the starting point, as to the Mooringsport Lime Zone only. 13.45 acs. being that part of the E/2 NE/4 NW/4 Sec. 21, 17N, 16W located within the boundary of the G. W. Mooringsport SU, as to the Mooringsport Lime Zone only.			
67414-B	Mrs. Bessie Harman	Stanolind Oil and Gas Company	9-26-46	538	25	Convey.	(Same as L-67414-A)	.2500000-L	1,2,10	.2187500
72707	J. S. Saunders et al	A. G. Birdwell	4-30-46	Reg.#89589		Convey.	1.25 acs. (1.74 acs. by sur.) being all that part of the NE/4 Sec. 21, 17N, 16W lying SW of State Hwy. No. 80, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
68148-A	John G. Brown et al	A. G. Birdwell	11-5-45	513	509	Convey.	94.60 acs. being that part of the following land located within the boundary of the G.W. Mooringsport SU: S/2 NW/4 and NW/4 NW/4, less V.S. & P. RR Co. Tr., Sec. 21, 17N, 16W as to the Mooringsport Lime Zone only.	.3888889-L	1,2,3	.3402778

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
68148-B	Minnie Bell Goodman et al	A. G. Birdwell	12-19-45	513	610	Convey.	(Same as L-68148-A)	.1111111-L	1,2,3	.0972222
68148-C	Alfred Moseley	A. G. Birdwell	1-5-46	513	602	Convey.	(Same as L-68148-A)	.0277778-L	1,2,3	.0243056
68148-D	Albert Moseley et ux	A. G. Birdwell	1-9-46	516	606	Convey.	(Same as L-68148-A)	.0555555-L	1,2,3	.0486111
68148-E	Clora Harvey	A. G. Birdwell	2-20-46	521	383	Convey.	(Same as L-68148-A)	.0277778-L	1,2,3	.0243055
68148-F	Lessie Miles Devers et vir	Stanolind Oil and Gas Company	10-8-46	538	73	Convey.	(Same as L-68148-A)	.3333333-L	1,2,3	.2916667
68148-G	Ophelia Johnson	Stanolind Oil and Gas Company	4-7-47	Reg.#3202		Convey.	(Same as L-68148-A)	.0555556-L	1,2,3	.0486111
271961-A	Fred Wappler et al	Pan American Petr. Corp.	7-6-66	Reg.#415201		Convey.	14.94 acs. being the SW/4 NE/4 NW/4 and S/2 NW/4 NE/4 NW/4 Sec. 21, 17N, 16W as to the Mooringsport Lime Zone only.	.5000000-L	1,2,10, 11	.3750000
271961-B	First National Bank of Shreveport, Curator of Interdict Mrs. Grace Lawhon Womack	Pan American Petr. Corp.	7-6-66	Reg.#415202		Convey.	(Same as L-271961-A)	.0166667-L	1,2,10, 11	.0125000
271961-C	Mary Green et al	Pan American Petr. Corp.	7-6-66	Reg.#415204		Convey.	(Same as L-271961-A)	.0833333-L	1,2,10, 11	.0625000
271961-D	Bess Lawhon Tait	Pan American Petr. Corp.	7-6-66	Reg.#415203		Convey.	(Same as L-271961-A)		1,2,10,11, 21	

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
271961-B	Commercial National Bank in Shreveport, Trustee for Zachariah R. Lawhon, Jr. Adele Nelson Lawhon, John E. Lawhon & Bess Lawhon Tait under Trust Agreement dated 11-24-64.	Pan American Petr. Corp.	8-10-66	Reg.#415200		Convey.	(Same as L-271961-A)	.0666667-L	1,2,10, 11	.0500000
80019	Vicksburg, Shreveport & Pacific Railway Co.	Stanolind Oil and Gas Company	2-20-47	555	816	Convey.	11.99 acs. being that part of a strip of land 150' wide, being 75' in width on each side of the center line of the RR Company's main track, as now located, extending over and across the E/2 NE/4 NW/4 and NE/4 SE/4 NE/4 Sec. 21, 17N, 16W and the NW/4 Sec. 22, 17N, 16W that is within the boundary of the G. W. Mooringsport SU, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
82716	Ira Cook	B. A. Peters	2-12-48	563	613	Convey.	29.52 acs. being that part of the following trs. of land located within the boundary of the G. W. Mooringsport SU: Tr.1: a tr. in the NE/4 of Sec. 21, 17N, 16W, beg. at the NW/c of NE/4 of said sec., thence E 658', thence S 1647', thence W 658', thence N 1647' to place of beg. less right of ways of T.&P. and V.S.& P. Ry. Cos. containing 19.1 acs. (17.96 by sur.). (Cont'd. on Page 14)	1.00-L	1,2,3	.8750000

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	RECORDED PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
							(Cont'd. from Page 13) Tr.2: A tr. in the NW/4 of Sec.22, 17N, 16W, beg. 336' E and 1000' S from the NW/c of said sec., a stake in the S margin of the T & P Ry. R/W, thence with said Ry. R/W S 86° E 1016' to corner in S margin of same, thence S crossing the V.S. & P. Ry. and at 813' to corner, thence N 83° W 536' to corner, thence N 68° W 518' to corner, thence N crossing the V.S. & P. RR 631' to place of beg., Less the R/W of V.S. & P. Ry. Co., containing 14.7 acs.(13.87 by sur.), as to the Mooringsport Lime Zone only.			
150038	Vicksburg, Shreveport & Pacific Railway Co.	Stanolind Oil and Gas Company	6-2-55	Reg.	#109240	Convey.	10.09 acs. being that part of the following land located within the boundary of the G.W. Mooringsport SU: A strip of land 150' wide, being 75' in width on each side of the center line of the V.S. & P. Ry. Co.'s main tr. and extending over and across the N/2 NE/4 Sec. 21, 17N, 16W and NW/4 SE/4 Sec. 22, 17N, 16W, as to the Mooringsport Lime Zone only.	1.00-L	1,2,13	.7656250

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL. PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
82636	Texas and Pacific Railroad Company	Stanolind Oil and Gas Company	11-19-47	Reg.#18198	Convey.	19.32 acs. being that part of the T & P RR Co. R/W commencing at the E line of the NW/4 Sec. 22 and extending northwesterly through the NW/4 of Sec. 22, and the NE/4 of Sec. 21, all in 17N, 16W that is located within the boundary of the G. W. Mooringsport SU, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
66882-A	George C. Dogan	A. G. Birdwell	6-11-45	Reg.#69040	Convey.	117.64 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: That part of the NE/4 & E/2 SE/4 Sec. 21, 17N, 16W lying E of the Greenwood Road and N of a line beg. S 0° 21' E 2530.5' from the NE/c of said sec. & extending W 743', thence S 38° W 853.3', thence W 44.6' to the W line of the E/2 SE/4 of said Sec. less that portion of W 658' of N 1467' of the NE/4 lying S of the T & P Ry. & less T & P & V.S. & P RR Co. R/Ws, containing 121.12 acs. (119.02 by sur.) as to the Mooringsport Lime Zone only.	.5000000-L	1,2	.4375000
66882-B	A. J. Scott	A. G. Birdwell	6-12-45	Reg.#69036	Convey.	(Same as L-66882-A)	.5000000-L	1,2	.4375000

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRO-DUCTION
68170-A	Cecilia L. Ellerbe	A. G. Birdwell	12-21-45	524	163	Convey.	30.10 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: E/2 E/2 and E/2 W/2 E/2 Sec. 16, 17N, 16W, as to the Mooringsport Zone only.	.5000000-L	1,2,3	.4375000
68170-B	Alma D. Bowlds et al	A. G. Birdwell	1-7-46	524	89	Convey.	(Same as L-68170-A)	.3750000-L	1,2,3	.3281250
68170-C	John W. Bowlds	A. G. Birdwell	12-21-45	524	289	Convey.	(Same as L-68170-A)	.1250000-L	1,2,3	.1093750
66880	A. J. Scott	A. G. Birdwell	6-12-45	507	371	Convey.	49.80 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: That part of the NE/4 & E/2 SE/4 Sec. 21, 17N, 16W lying N of the Greenwood Road and S of a line beg. S 0° 21' E 2530.5' from the NE/c of said sec. and extending W 743', thence S 38° W 853.3', thence W 44.6' to the W line of E/2 SE/4 of said Sec. as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
136984	Mrs. Jodie Wynn et al	Stanolind Oil and Gas Company	4-7-54	Reg.#69695		Convey.	1.18 acs. being that part of the following land located within the boundary of the G. W. Mooringsport SU: (Cont'd. on Page 17)	.5000000-L	1,2	.4375000

Caddo Parish, Louisiana

367

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	RECORDED PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRO-DUCTION
							(Cont'd. from Page 16) That part of the E/2 SE/4 Sec. 21, 17N, 16W lying S & W of the Shreveport-Marshall Hwy., as to the Mooringsport Lime Zone only.			
67081	J. B. Wise	A. G. Birdwell	6-13-45	507	185	Convey.	4.11 acs. being that part of the following land located within the boundary of G. W. Mooringsport SU: A tr. in the W/2 of Sec.22, 17N, 16W, described as beg. at the common corner of Sec. 21,22,27 & 28, 17N, 16W, thence N on line between Secs.21 & 22 a distance of 2757.6', thence E 400', thence S 2757.6' to S line of Sec.22, thence W 400' to point of beg.,LESS & EXCEPT the following: (1) the 60' right of way for the Greenwood-Marshall Hwy. (US #80) which crosses the S end of said tr. (2) a tr. commencing at the NW/c of the NW/4 SW/4 Sec. 22, 17N, 16W, thence E 400', thence S 1319.86', thence W 400', thence N 1319.64' to point of beg. as to the Mooringsport Lime Zone only. (Cont'd. on Page 18)	1.00-L	1,2,3	.8750000

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
							(Cont'd. from Page 17). 12.12 acs. described as commencing at the NW/c of the NW/4 SW/4 Sec. 22, 17N, 16W, thence E 400', thence S 1319.86', thence W 400', thence N 1319.64' to point of beg., as to the Mooringsport Lime Zone only.	.7392739-L	1,2,3, 23	.6468647
94543	Mary Lou Doll Butler	G. L. Rohrback	10-1-46	Reg.#93525		Convey.	3.16 acs. beg. at a point 400' E of the NW/c of NW/4 SW/4 Sec. 22, 17N, 16W, thence E 1176.81', thence N 117.3', thence W 1176.68', thence S 117.46' to place of beg., as to the Mooringsport Lime Zone only.	1.00-L	1,2	.8750000
67088	R.H. Oden	A. G. Birdwell	6-25-45	507	197	Convey.	1.33 acs. being that part of Lt.7 of the Greenwood Heights S/D in the SW/4 of Sec. 22, 17N, 16W located within the boundary of the G. W. Mooringsport SU, as to the Mooringsport Lime Zone only.	1.00-L	1,2	.8750000
68073	C. J. Tilley	A. G. Birdwell	8-1-45	507	441	Convey.	21.36 acs. (21.07 by sur.), Lt.8 of the Greenwood Heights S/D in the SW/4 Sec. 22, 17N, 16W and a tr. in the NW/4 of Sec. 22, 17N, 16W described as beg. on S R/W of T & P Ry. 1366' S 86° E from W line of said sec., thence Easterly along T & P Ry. to the (Cont'd. on Page 19)	1.00-L	1,2	.8750000

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL. PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
						(Cont'd. from Page 18) E line of W 2537.7' of said sec., thence S to S line of N 2522.2' of said sec., thence W 549', thence N 300', thence W 150', thence N to N side of V.S. & P. R/W, thence Northwesterly along R/W to Waterman E line, thence N to place of beg., LESS railroad R/W, as to the Mooringsport Lime Zone only.			
89352	Ira Cook	Stanolind Oil and Gas Company	5-16-50	Reg.#71207	Convey.	23 acs. (21.27 acs. by sur.) being Lt.9 of the Greenwood Heights S/D in the SW/4 Sec. 22, 17N, 16W, and a tr. described as beg. at a point 183 yds. W of the SE/c of NW/4 Sec. 22, 17N, 16W, thence W 150', thence N 300', thence E 150', thence S 300' to place of beg., also a tr. in the NW/4 of Sec. 22, 17N, 16W described as beg. at a point on the W line of said Sec. 117.15' N of the SW/c of NW/4 of said Sec., thence E 1885.63', more or less, to the property of DeMoss, thence N along the line of said DeMoss property to the S side of the M. K. & T RR R/W, thence Westerly along said R/W to where it intersects the Waterman tr., thence (Cont'd. on Page 20)	1.00-L	1,2	.8750000

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
							(Cont'd. from Page 19) Westward along with said Waterman tr. to the W line of said Sec.22, thence S along the Sec. line to point of beg., as to the Mooringsport Lime Zone only.			
87104	Ira Cook	A. G. Birdwell	6-2-48	Reg.#28832		Convey.	5.10 acs. (5.05 by sur.) in the NW/4 Sec. 22, 17N, 16W described as beg. at the intersection of the S line of R/W of T & P RR with the W line of said sec., thence S 80° E along said R/W 350', thence S 631', thence S 68° E 400', thence S 100', thence N 68° W 760', thence N to beg., LESS R/W of V.S. & P. RR, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
67089	John L. King	A. G. Birdwell	6-21-45	507	181	Convey.	70 acs. (71.03 acs. by sur.) being that part of the W 2537.7' of the NW/4 Sec. 22, 17N, 16W lying N of the Texas & Pacific RR R/W, as to the Mooringsport Lime Zone only.	1.00-L	1,2,3	.8750000
94530	Robert P. Bryson	Hunt Oil Co.	1-10-47	538	415	Convey.	Tr.1: Beg. at the NE/c of SE/4 NW/4 Sec. 22, 17N, 16W, thence S along the E line of said SE/4 NW/4 9.79', more or less, to the N R/W line of the T & P Ry., thence Northwesterly along said R/W line 102.25', more or less, thence N 3.70', more or less, to the N line of said SE/4 NW/4, thence E 102.07', more or less, to the point of beg. containing .02 ac., more or less, (Cont'd. on Page 21)	1.00-L	1,2	.8750000

Caddo Parish, Louisiana

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
							(Cont'd. from Page 20) as to the Mooringsport Lime Zone only. Tr.2: 3.10 acs. described as beg. at the NE/c of NE/4 NW/4 Sec. 22, 17N, 16W, thence W along the N line of said NE/4 NW/4, 102.15', more or less, thence S 0° 39½' W 1321.03', more or less, to the S line of said NE/4 NW/4, thence E along the S line of said NE/4 NW/4 102.07', more or less, to the E line of said NE/4 NW/4, thence N along the E line of the NE/4 NW/4 Sec. 22, 1321.07' to the point of beg., as to the Mooringsport Lime Zone only.			
256658	George M. Agurs	H. M. Holder	10-31-62	979	855	Convey.	192.81 acs. being that part of the following land located within the boundary of the G.W. Mooringsport SU: SE/4 NE/4, N/2 SE/4, NE/4 SW/4 & S/2 SW/4 Sec. 15, 17N, 16W, as to the Mooringsport Lime Zone only.	1.00-L	1,2,14	.8203125
66881	George M. Agurs, Jr.	A. G. Birdwell	6-12-45	Reg.#69037		Convey.	80.10 acs. being the S/2 SE/4 Sec. 15, 17N, 16W as to the Mooringsport Lime Zone only.	1.00-L	1,2,8, 15	.8125000
94529	S. T. Bryson et al	Hunt Oil Co.	1-10-47	538	469	Convey.	1.88 acs. beg. at a point on the E line of SE/4 NW/4 Sec. 22, 17N, 16W, on the N R/W line of the V.S. & P. Ry. being 395.65', more or less, N of the SE/c of said SE/4 NW/4 Sec. 22, thence (Cont'd. on Page 22)	1.00-L	1,2	.8750000

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	RECORDED PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
							(Cont'd. from Page 21) Northwesterly along the N line of said V.S.& P. Ry. R/W 108.03', thence N 0° 39.5' E 786.03' to the S R/W line of the T & P Ry., thence Southeasterly along said S R/W line 102.25', more or less, to the E line of said SE/4 NW/4 Sec. 22, thence S along the E line of said SE/4 NW/4 Sec. 22 815.54', more or less, to the point of beg., as to the Mooringsport Lime Zone only.			
67079	Samuel T. Bryson et al	A. G. Birdwell	6-25-45	507	193	Convey.	2.35 acs. being that part of Lt. A of the Greenwood Heights S/D in the SE/4 NW/4 Sec.22, 17N, 16W, as to the Mooringsport Lime Zone only.	1.00-L	1,2	.8750000
141224	Roger Henderson et al	Stanolind Oil and Gas Company	1-25-66	Reg.#96795		Convey.	12.22 acs. (12.00 acs. by sur.) in the SW/4 Sec. 22, 17N, 16W, beg. at a point 544.39' E of the NW/c NE/4 SW/4 Sec. 22, thence S 485.45', thence E 1094', thence N 486.63', thence W 1318.38' to place of beg., as to the Mooringsport Lime Zone only.	1.00-L	1,2	.8750000
141014-A	Sarah Patterson Floyd	Stanolind Oil and Gas Company	5-11-54	Reg.#74429		Convey.	1 ac. in the form of a square in the NW/c of Lt.6 of the Bayliss Partition of the E/2 NW/4 Sec. 23, 17N, 16W, as to the Mooringsport Lime Zone only.	.2500000-L	1,2,8	.2187500

Caddo Parish, Louisiana

372

EXHIBIT A

STATE OF LOUISIANA, PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL. PG.	RECORDED RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
115711-B	Charles H. Miley	A. G. Birdwell	9-9-53	Reg.#55905	Convey.	7.00 acs. in Sec. 23, 17N, 16W, being that part of Lt. 2 of the Bayliss Partition of the E/2 NW/4 of said Sec. 23 located within the boundary of the G. W. Mooringsport SU, as to the Mooringsport Lime Zone only.	.3274648-L	1,2,5,8	.2507152
115711-C	Charles A. Kuhn et al	A. G. Birdwell	6-22-54	Reg.#99284	Convey.	(Same as L-115711-B)	.0704225-L	1,2,5,8, 16	.0500660
115711-D	Delta Drilling Co.	Pan American Petr. Corp.	12-1-66	Reg.#428440	Convey.	(Same as L-115711-B)	.2500000-L	1,2,22	.2031250
277424-A	Tejas Royalty Company	Stanolind Oil and Gas Company	6-23-54	Reg.#77654	Convey.	18.16 acs. being that part of the following land located within the boundary of the G.W. Mooringsport SU: The E 20.32 acs. of Tr.3, Assessor's County Plat 949, in N 1172.82' of Sec. 14, 17N, 16W, described as beg. 2826.92' E of the NW/c of said Sec. 14, thence E along said Sec. line 754.9' to a stake, thence S 1172.82' to S boundary line of said Tr.3, to a stake, thence W along said boundary line 754.9' to a stake, thence N 1172.82' to point of beg., as to the Mooringsport Lime Zone only.	.3333333-L	1,2,8,17	.2916666

EXHIBIT A

STATE OF LOUISIANA , PARISH OF CADDO

PAN AMERICAN'S LEASE NO.	LESSOR OR GRANTOR	LESSEE OR GRANTEE	DATE	RECORDED VOL.	PG.	RECORDS	DESCRIPTION OF LANDS	PAN AMERICAN'S INTEREST	COMP. SCHEDULE	NET INT. IN PRODUCTION
141007	James Hott, Jr. et al	Arthur G. Birdwell	2-20-54	Reg.#70413		Convey.	7.48 acs. being that part of the following land located within the boundary of the G.W. Mooringsport SU: Beg. at the SW/c of Sec. 11, 17N, 16W, thence N 6.25 chains, thence E 80 chains, thence S 6.25 chains, thence W 80 chains to the point of beg., as per Assessor's County Plat, Tr.5, as to the Mooringsport Lime Zone only.	1.00-L	1,2,8,13, 18	.7109375

Caddo Parish, Louisiana

COMPLEMENTARY SCHEDULE

STATE OF LOUISIANA, PARISH OF CADDO

1. Operating Agreement (Pan American Contract No. 66658) dated 6-22-66 for the G. W. Mooringsport Sand Unit (Pan American No. 276119) covering 4,725.61 acres in Sections 7, 8 and 18-17N-15W, Sections 11, 12, 13, 14, 15, 16, 20, 21, 22, 23, 28, 29, 30, 31 and 32-17N-16W as to the Mooringsport Lime Zone.

2. State of Louisiana Department of Conservation Order No. 270-M dated 11-23-66, effective 12-1-66, establishing the G. W. Mooringsport Sand Unit (Pan American No. 276119) described in (1) above, recorded under Register No. 421126, Conveyance Records, Caddo Parish, Louisiana. Pan American's participation is .5012851, N.D.I. is .4347220 (not including the 1/3 interest in Unit Tracts 83 & 84 which is in dispute). Including the disputed 1/3 interest in Unit Tracts 83 & 84, Pan American's participation is .5014099, N.D.I. is .4348312. In addition Pan American is carrying the 1/3 unleased interest in Unit Tracts 5 and 26, which have a unit participation of .0015123.

3. Gas Sales Agreement (Pan American Contract No. 16280) dated 4-13-49 as amended between Stanolind Oil and Gas Company and Arkansas Louisiana Gas Company.

4. Interest carried under Leases 63203-Y-Z-AE.

5. Subject to a proportionate 1/8 of 7/8 ORI.

6. Lessor reserved an excess or overriding royalty of 1/16 of 7/8 in addition to a 1/8 royalty.

7. Lease 67412-A is a protection lease as to a 1/5 interest as to East 5.71 chains of NE/4 SW/4 Section 28-17N-16W. Lease 67412-F also covers this tract and interest.

8. Gas Purchase Contract dated 2-28-56 (Pan American Contract No. 34425) as amended between Stanolind Oil and Gas Company and Texas Eastern Transmission Corporation.

9. Royalty of 23/128 of 8/8 reserved in lease.

10. Lease description includes but lessor owns no interest in the Texas & Pacific Railway Company and Vicksburg, Shreveport & Pacific Railway Company tracts traversing the E/2 NE/4 NW/4 Section 21-17N-16W.

11. Lease provides for 1/4 royalty.

12. Interest carried under L-271961-A.

13. Subject to 1/8 of 7/8 ORI.

14. Subject to 1/16 of 7/8 ORI.

15. Subject to 1/16 of 8/8 ORI.

16. Subject to Production Payment in the original amount of $1,795.78 payable out of 7.04225% of 1/16 of 7/8 of production from the G. W. Mooringsport SU and other producing properties not conveyed.

17. The 1/3 leasehold title is in dispute with a lease held by H. M. Holder from George M. Agurs and a lease held by Pennzoil Producing Company from George M. Agurs. Relates to G. W. Mooringsport SU Tracts 83 & 84.

18. Subject to Production Payment in the original amount of $32,750.00 payable out of 1/16 of 7/8 of production from the G. W. Mooringsport SU and other producing properties not conveyed.

COMPLEMENTARY SCHEDULE

STATE OF LOUISIANA, PARISH OF CADDO

19. Subject to Production Payment in the original amount of $1,000.00 payable out of 4/50 of 1/16 of 7/8 of production from the G. W. Mooringsport SU and other producing properties not conveyed.

20. Subject to Production Payment in the original amount of $745.00 payable out of 5/84 of 1/16 of 7/8 of production from the G. W. Mooringsport SU and other producing properties not conveyed.

21. Interest carried under L-271961-A.

22. Lease provides for 3/16 royalty.

23. Operating Agreement (Pan American Contract No. 18779) dated 1-10-51, as amended, by and between Stanolind Oil and Gas Company and Sunray Oil Company.